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                                   EXHIBIT 11
                      MEDIQ INCORPORATED AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

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                                                                               YEAR ENDED SEPTEMBER 30,
                                                                           --------------------------------
                                                                             1994       1993        1992
                                                                           ---------  ---------  ----------
Computation of Primary Earnings Per Share:
  Net Income (Loss)                                                       $  (7,318) $   3,296  $  (14,553)
                                                                           ---------  ---------  ----------
                                                                           ---------  ---------  ----------
Weighted Average Number of Primary Shares:
  Beginning Balance                                                           24,034     23,766      23,724
  Assumed Conversion of Options                                                  371        600         283
                                                                           ---------  ---------  ----------
     Total                                                                    24,405     24,366      24,007
                                                                           ---------  ---------  ----------
                                                                           ---------  ---------  ----------
Primary Earnings (Loss) Per Share                                          $    (.30) $     .14  $     (.61)
                                                                           ---------  ---------  ----------
                                                                           ---------  ---------  ----------
Computation of Fully Diluted Earnings Per Share:
  Net Income (Loss)                                                        $  (7,318) $   3,296  $  (14,553)
  Interest and Amortization on Convertible Subordinated Debentures -- Net
     of Tax                                                                    2,317      2,762       2,762
                                                                           ---------  ---------  ----------
     Total                                                                 $  (5,001) $   6,058  $  (11,791)
                                                                           ---------  ---------  ----------
                                                                           ---------  ---------  ----------
Weighted Average Number of Fully Diluted Shares:
  Beginning Balance                                                           24,034     23,766      23,724
  Assumed Conversion of Options                                                  371        631         315
  Assumed Conversion of Debentures                                             6,897      6,380       6,380
                                                                           ---------  ---------  ----------
     Total                                                                    31,302     30,777      30,419
                                                                           ---------  ---------  ----------
                                                                           ---------  ---------  ----------
Fully Diluted Earnings (Loss) Per Share                                    $    (.16) $     .20  $     (.39)
                                                                           ---------  ---------  ----------
                                                                           ---------  ---------  ----------
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